UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2005

SEQUIAM CORPORATION
(Exact name of registrant as specified in its charter)

California	333-45678	33-0875030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sunport Lane, Orlando, Florida	32809
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 541-0773

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01.  Entry into a Material Definitive Agreement

A.    Acquisition. On June 7, 2005, Sequiam Corporation (“Sequiam” or the “Company”) acquired Constellation Biometrics Corporation, a Florida corporation (“Constellation”), effective May 31, 2005, pursuant to a stock purchase agreement dated May 31, 2005 by and among Sequiam, Constellation and the shareholders of Constellation (the “Constellation Acquisition”).

1.     Background Information:

By way of background information leading up to the Constellation Acquisition, Constellation was formed in December 2004 by certain principal equity holders of Sequiam for the specific purpose of acquiring, for the benefit of the Sequiam, all of the assets of Biometric Security (PTY) LTD. (a/k/a Secure Biometrics or Biometrics.co.za), a South African company (“Biometric Security”), engaged in the development, marketing and sale of biometric technology products (the “Biometric Asset Acquisition”). Biometric Security is now a wholly-owned subsidiary of Constellation as a result of the asset acquisition which was effected in February 2005. The purchase price for the assets of Biometric Security was effectively $585,000, paid by Constellation as follows: (a) $100,000 cash, (b) promissory note made by Constellation to Biometric Security in the principal amount of $440,000, and (c) 250,000 shares of Sequiam common stock valued at $45,000 or $0.18 per share, the closing sale price of Sequiam common stock on the date of closing the Biometric Asset Acquisition.

Sequiam viewed the purchase of assets from Biometric Security as a necessary and strategic acquisition. However, due to cash constraints, Sequiam did not have the ability to acquire Biometric Security at that time. It was therefore determined by Sequiam’s management to be in the best interests of Sequiam that they and certain other beneficial owners of Sequiam form and fund Constellation for the purpose of executing the Biometric Asset Acquisition. At such time as Sequiam had obtained additional funding or refinanced its existing loan with Laurus Master Fund, Sequiam would purchase Constellation from its shareholders at a purchase price that was the equivalent value of the cash and Sequiam common stock they advanced to or for the benefit of Constellation. The shareholders of Constellation were Nicholas VandenBrekel and Mark Mroczkowski (each of whom is an officer, director and a principal shareholder of Sequiam); and Walter H. Sullivan III, Lee Harrison Corbin, and Lee Harrison Corbin, Attorney-in-Fact for the Trust under the Will of John Svenningsen (each of whom is a beneficial owner of Sequiam’s common stock) (altogether, the “Constellation Shareholders”).

On May 18, 2005, Sequiam closed on a $3,450,000 refinancing (from the Trust under the Will of John Svenningsen) which paid off Laurus Master Fund, consolidated certain outstanding additional loans, and netted Sequiam approximately $2.1 million in cash. As a result, Sequiam was then in a position to acquire Constellation. (The $3,450,000 refinancing was described in a current report on Form 8-K dated May 18, 2005 and filed by the Sequiam with the SEC on May 24, 2005.)

2.     Constellation Acquisition:

The acquisition of Constellation was consummated on June 7, 2005 by share exchange under that certain Stock Purchase Agreement dated as of and effective May 31, 2005 (the “Stock Purchase Agreement”). The Constellation Shareholders received a total of 1,635,514 shares of Sequiam common stock in exchange for all of the issued and outstanding shares of Constellation, resulting in Constellation becoming a wholly-owned subsidiary of Sequiam. The 1,635,514 shares of Sequiam common stock (the “Purchase Shares”) represent $175,000 in total cash and value of Sequiam common stock paid or advanced to or on behalf of Constellation by the Constellation Shareholders as follows: (a) $15,000 for Constellation Common Stock at formation; (b) $115,000 in loans to Constellation, and (c) $45,000 representing the value of the 250,000 shares of Sequiam common stock paid to Biometric Security by or on behalf of Constellation. The number of Purchase Shares was derived my dividing $175,000 by $0.1070, the closing sale price of Sequiam common stock on May 31, 2005 as reported by The NASD Over the Counter Bulletin Board (OTC:BB). The allocation of the Purchase Shares to the individual Constellation Shareholders was based on their investment in Constellation is set forth in the schedules to the Stock Purchase Agreement which is attached as an exhibit to this report.

B.    Other Transactions:

1.    Assumption of Note. Concurrently with the Constellation Acquisition, Sequiam assumed an outstanding promissory note made by Constellation in favor of the Lee Harrison Corbin, Attorney-in-Fact for the Trust under the Will of John Svenningsen (the “Svenningsen Trust”) in the principal amount of $200,000 and dated March 23, 2005 (the “March Note’), a majority of the proceeds of which had been loaned to Sequiam by Constellation. The March Note will be consolidated with a $3,450,000 promissory note made by Sequiam in favor of the Svenningsen Trust on May 18, 2005 (the “May Note”), and will be subject to the same terms and conditions as the May Note, including without limitation, the security provisions of the May Note inclusive of the Master Security Agreement dated May 18, 2005, the Stock Pledge Agreement dated May 18, 2005, a Subsidiary Guaranty to be executed by Constellation, and any and all other documents executed in connection with the $3,450,000 refinancing. (The $3,450,000 refinancing was described in a current report on Form 8-K dated May 18, 2005 and filed with the SEC (with related documents attached thereto as exhibits) on May 24, 2005.)

2.    In accordance with the terms of the March Note, Sequiam also issued to the Svenningsen Trust a common stock purchase warrant for 600,000 shares of Sequiam common stock at an exercise price of $0.14 per share, which warrant has a term commencing as of March 24, 2005 and expiring on March 24, 2010 (the “Warrant”).

C.    General:

In the Company’s opinion, the issuance and sale of the Purchase Shares to the Constellation Shareholders, and the Warrant to the Svenningsen Trust, described above, were exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act. The Constellation Shareholders and the Svenningsen Trust are accredited investors. The securities are not subject to resale except pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The Constellation Shareholders and the Svenningsen Trust had an opportunity to ask management questions about the Company and had adequate access to information about the Company. No sales of securities involved the use of an underwriter and no commissions were paid in connection with the issuance or sale of any securities.

The principal documents involved in the above referenced transactions, the Stock Purchase Agreement, the March Note, and the Warrant are attached hereto as exhibits to this current report. Also attached as exhibits to this current report are the $440,000 promissory note made by Constellation to Biometric Security in respect of the Biometric Asset Purchase, and the asset purchase agreement by and between Constellation and Biometric Security, dated effective as of February 28, 2005.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01  Completion of Acquisition or Disposition of Assets.

The information provided in response to Item 1.01 (under subsection “A”) of this current report on Form 8-K is incorporated herein by this reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 (under subsection “B”) of this current report on Form 8-K is incorporated herein by this reference.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02  Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this current report on Form 8-K is incorporated herein by this reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

In accordance with Item 9(a) of Form 8-K, the financial statements of the business acquired shall be provided not later than 71 days after the date on which this Current Report must be filed.

(b)    Pro Forma Financial Information.

In accordance with Item 9(b) of Form 8-K, the pro forma financial information required pursuant to Article 11 of Regulation S-X shall be provided not later than 71 days after the date on which this Current Report must be filed.

(c)    Exhibits.

Number	Description

4.1	Stock Purchase Agreement, dated as of and effective May 31, 2005, by and among Sequiam Corporation, Constellation Biometrics, Inc., and the shareholders of Constellation Biometrics, Inc.

4.2	Common Stock Purchase Warrant, issued by Sequiam Corporation, in favor of Lee Harrison Corbin, Attorney-in-Fact for the Trust under the Will of John Svenningsen

10.1
Promissory Note in the principal amount of $200,000, made on March 23, 2005 by Constellation Biometrics Corporation in favor of Lee Harrison Corbin, Attorney-in-Fact for the Trust under the Will of John Svenningsen (and assumed by Sequiam Corporation under that certain Stock Purchase Agreement dated as of and effective May 31, 2005 and referenced above)

10.2	Asset Purchase Agreement by and between Constellation Biometrics Corporation and Biometric Security (PTY), LTD, dated effective as of February 28, 2005

10.3	Promissory Note dated February 28, 2005, in the principal amount of $440,000, made by Constellation Biometrics Corporation in favor of Biometric Security (PTY) LTD.

99.1	Press Release dated June 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUIAM CORPORATION
(Registrant)

Date: June 9, 2005
	By:	/s/ Mark L. Mroczkowski
Mark L. Mroczkowski
Senior Vice President and Chief Financial Officer